SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 18, 2006 (December 15, 2006)

Date of Report (Date of earliest event reported)

REGENERX BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15070	52-1253406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 630, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-1992

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2006, RegeneRx Biopharmaceuticals, Inc. (“Company”) announced by press release, a copy of which is attached hereto as Exhibit 99.1, that it had entered into agreements with certain accredited investors (the “Investors”) with respect to the sale of an aggregate of $9.55 million of the Company’s common stock (the “Shares”) in a private placement transaction (the “Private Placement Offering”). The Private Placement Offering was completed pursuant to Securities Purchase Agreements by and between the Company and the Investors, dated December 15, 2006, the form of which is attached hereto as Exhibit 10.1. The Company also issued warrants to the Investors to purchase up to an additional 2,122,222 shares of its common stock at an exercise price of $2.75 per share. In addition, the Company granted the Investors certain registration rights with respect to the shares of common stock and the shares of common stock to be received pursuant to the exercise of the warrants pursuant to Registration Rights Agreements dated December 15, 2006, a copy of which is attached hereto as Exhibit 10.2.

The Shares were offered and sold only to “accredited investors” (as defined in section 501(a) of Regulation D) pursuant to an exemption to the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”). Neither the shares of common stock sold to the Investors nor the additional shares of common stock to be issued pursuant to the exercise of the warrants have been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. All exhibits attached hereto are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On December 18, 2006, the Company issued a press release announcing that it had entered into Securities Purchase Agreements and Registration Rights Agreements referenced in Item 1.01 of this Current Report. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

4.1	Form of Warrant

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

99.1	Press Release dated December 18, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.

Date: December 18, 2006	By:	/s/ J.J. Finkelstein
J.J. Finkelstein President and Chief Executive Officer